Exhibit 99.1

LEAPFROG REPORTS THIRD QUARTER 2012 NET SALES INCREASED 28%

Income from Operations Increased 48%

Raises Full Year 2012 Guidance

EMERYVILLE, Calif.—November 5, 2012—LeapFrog Enterprises, Inc. (NYSE:LF) today announced financial results for the third quarter ended September 30, 2012.

Highlights of third quarter 2012 results compared to third quarter 2011 results:

•	Consolidated net sales were $193.1 million, up 28%.
•	Income from operations was $36.9 million, up 48%.
•	Net income per diluted share was $0.60, up 71% or $0.25 per share.
•	Cash and cash equivalents were $49.4 million as of September 30, 2012, up 93% or $23.8 million compared to the balance as of September 30, 2011.

Highlights of nine month 2012 results compared to nine month 2011 results:

•	Consolidated net sales were $336.6 million, up $91.6 million or 37%.
•	Income from operations was $20.8 million, an improvement of $30.8 million.
•	Net income per diluted share was $0.35, an improvement of $0.55 per share.

“The quality of execution from the LeapFrog team has been exceptional this year. We are making terrific progress in the transformation of our business while delivering market-leading financial growth,” said John Barbour, Chief Executive Officer. “This summer, we introduced LeapPad2, the next generation of the #1 kids’ learning tablet. In a very competitive tablet market, LeapPad2 has already won many accolades, been featured on every major top holiday toy list and is a top-selling product in key retail layaway programs.

“Our 17 years of experience in creating revolutionary products that improve children’s lives through delivering fun, engaging and compelling entertainment that’s filled with rich learning nutrition has helped us create the best learning tablet for children and a content library that is filled with hundreds of games, books, videos, music and apps that have all been created or selected by qualified child development and education experts. Together, our platforms and content provide a winning proposition that helps children achieve their potential while also creating significant value for our shareholders and our business partners.”

LeapFrog Enterprises, Inc.

Financial Overview for the Third Quarter 2012 Compared to the Third Quarter 2011

Third quarter 2012 net sales were $193.1 million, up 28% compared to $150.8 million last year, and included a 1% negative impact from changes in currency exchange rates. Net sales growth was primarily driven by the introduction of new products, continued high consumer demand for the LeapPad line, and strong content sales. In the U.S. segment, net sales were $145.7 million, up 26% compared to $116.0 million last year. In the International segment, net sales were $47.4 million, up 36% compared to $34.9 million last year, and included a 3% negative impact from changes in currency exchange rates.

Income from operations was $36.9 million for the third quarter of 2012, up 48% compared to $24.9 million a year ago. Net income was $41.7 million, up 81% compared to $23.0 million a year ago. Net income included non-recurring tax benefits of $6.4 million in the third quarter of 2012 and $2.9 million in the third quarter of 2011.

Net income per diluted share was $0.60 for the third quarter of 2012, up 71% or $0.25 per share compared to $0.35 a year ago. Excluding the impact of non-recurring tax benefits, net income per diluted share increased $0.20 per share compared to the prior year.

“We delivered a great third quarter performance with strong sales and earnings growth,” said Ray Arthur, Chief Financial Officer. “Consumer demand for our educational entertainment continued to be robust. Early retail sales of LeapPads through retailer layaway programs have been very strong, although it is likely that these programs pulled forward some demand into the third quarter from the fourth quarter. Improvements in our supply chain have helped us build higher retail inventory of LeapPads as we head into the all-important holiday season.”

Guidance

“We have good momentum heading into the holidays. Given the strength of our third quarter results, retail point-of-sale trends and inventory position, we are raising our full year 2012 guidance,” continued Mr. Arthur. “Our guidance is based on our best view as of today, but keep in mind that our full year 2012 results will be highly dependent on the economy and consumer sales during the holiday season. In addition, please note that we expect our advertising expenditures to increase by approximately 20% to 25% in the fourth quarter compared to a year ago, as we concentrate our advertising during the key holiday weeks when consumers are shopping for gifts. Our results for the year will ultimately depend on holiday sell-through of our products.”

For the full year 2012, we now expect:

•	Net sales to be between $535 million and $550 million, an increase of $80 million to $95 million, or 18% to 21%, compared to $455 million in 2011.
•	Net income per diluted share to be in the range of $0.75 to $0.81 compared to $0.30 in 2011.

Conference Call and Webcast

LeapFrog will hold a conference call to discuss third quarter 2012 financial results on November 5, 2012, at 2:00 p.m. Pacific Standard Time (5:00 p.m. Eastern Standard Time). The conference call will be webcast live and can be accessed at LeapFrog's investor relations web site at www.leapfroginvestor.com. An archive of the webcast will be available on the web site approximately three hours following completion of the call. In addition, more information about LeapFrog, including this press release and other financial and investor information, is also available on the investor relations web site.

To participate in the call, please dial (706) 634-0183 and request conference ID 47975795. A telephonic replay of the call will be available for one month. To access the replay, please dial (404) 537-3406 and use conference ID 47975795.

LeapFrog Enterprises, Inc.

About LeapFrog

LeapFrog Enterprises, Inc. is the leader in educational entertainment for children. LeapFrog’s award-winning product portfolio helps millions of children achieve their potential by delivering best-in-class curriculum through engaging content, fun multimedia learning platforms and toys. The Learning Path, LeapFrog’s proprietary online destination for parents and extended family, provides personalized feedback on a child’s learning progress and offers recommendations to enhance each child’s learning experience. Through the power of play, LeapFrog’s products and curriculum help children of all ages prepare for school and life success. LeapFrog’s products are available in more than 45 countries and have been used by teachers in more than 100,000 U.S. classrooms.  LeapFrog is based in Emeryville, California, and was founded in 1995 by a father who revolutionized technology-based learning solutions to help his child learn how to read. Come see the learning at www.leapfrog.com.

TM & © 2012 LeapFrog Enterprises, Inc. All rights reserved.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, including statements regarding anticipated financial results. Our actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that could cause our results to differ include, without limitation, deterioration of global economic conditions, our ability to correctly predict highly changeable consumer preferences and product trends, our ability to continue to develop new products and services, our reliance on a small group of retailers for the majority of our gross sales, our dependence on our suppliers for our components and raw materials, the seasonality of our business, our growing focus on online products and services, system failures in our online services or web store, our reliance on a limited number of manufacturers, our ability to maintain sufficient inventory levels, our ability to compete effectively with competitors, our ability to maintain or acquire licenses, third parties who claim we are infringing on their intellectual property rights, errors or defects in our products, privacy concerns about our Internet-connected products, the sufficiency of our liquidity, the risk associated with international operations, continued compliance and associated costs with and/or changes in laws and regulations, negative political developments, natural disasters, armed hostilities, terrorism, labor strikes or public health issues, the loss of members of our executive management team, continued ownership by a few stockholders of a majority of voting power in us, and the volatility of our stock price. These risks and others are discussed under “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our 2011 annual report on Form 10-K filed on February 29, 2012.  All information provided in this release is as of the date hereof, and we undertake no obligation to update this information.

LeapFrog Enterprises, Inc.

Contact Information

Investors:	Media:
Karen Sansot, CFA	Monica Ma
Investor Relations	Media Relations
(510) 420-4803	(510) 596-3437
ksansot@leapfrog.com	mma@leapfrog.com

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net sales	$193,072	$150,832	$336,562	$244,930
Cost of sales	115,771	89,025	200,974	152,385
Gross profit	77,301	61,807	135,588	92,545
Operating expenses:
Selling, general and administrative	21,257	17,875	65,158	56,012
Research and development	9,164	8,276	26,902	24,648
Advertising	7,179	7,790	13,932	13,617
Depreciation and amortization	2,838	2,917	8,751	8,261
Total operating expenses	40,438	36,858	114,743	102,538
Income (loss) from operations	36,863	24,949	20,845	(9,993)
Other income (expense):
Interest income	37	35	226	104
Interest expense	(49)	(22)	(49)	(102)
Other, net	(898)	(3,632)	(2,014)	(4,475)
Total other income (expense), net	(910)	(3,619)	(1,837)	(4,473)
Income (loss) before income taxes	35,953	21,330	19,008	(14,466)
Benefit for income taxes	(5,785)	(1,718)	(5,163)	(1,558)
Net income (loss)	$41,738	$23,048	$24,171	$(12,908)
Net income (loss) per share:
Class A and B - basic	$0.62	$0.35	$0.36	$(0.20)
Class A and B - diluted	$0.60	$0.35	$0.35	$(0.20)
Weighted average shares used to calculate
net income (loss) per share:
Class A and B - basic	67,400	65,618	66,912	65,244
Class A and B - diluted	69,512	66,018	69,071	65,244

LeapFrog Enterprises, Inc.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30,		December 31,
	2012	2011	2011
ASSETS
Current assets:
Cash and cash equivalents	$49,427	$25,663	$71,863
Accounts receivable, net of allowances for doubtful accounts of $3,893, $676 and $659, respectively	170,106	136,256	157,418
Inventories	115,083	70,338	34,288
Prepaid expenses and other current assets	9,522	8,089	8,078
Deferred income taxes	1,035	1,585	983
Total current assets	345,173	241,931	272,630
Long-term investments	-	2,681	2,681
Deferred income taxes	1,309	907	1,311
Property and equipment, net	20,411	17,891	17,881
Capitalized product costs, net	10,935	13,215	12,511
Goodwill	19,549	19,549	19,549
Other intangible assets, net	1,550	3,960	3,350
Other assets	1,534	1,841	1,119
Total assets	$400,461	$301,975	$331,032
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$82,128	$57,851	$34,629
Accrued liabilities	45,722	32,979	50,380
Income taxes payable	414	373	377
Total current liabilities	128,264	91,203	85,386
Long-term deferred income taxes	3,798	3,480	3,542
Other long-term liabilities	2,723	9,455	9,360
Stockholders' equity:
Class A Common Stock, par value $0.0001;
Authorized - 139,500 shares; Issued and outstanding:61,905, 49,862 and 54,923 , respectively	6	5	6
Class B Common Stock, par value $0.0001;
Authorized - 40,500 shares; Issued and outstanding: 5,715, 15,817 and 11,113, respectively	1	2	1
Treasury stock	(185)	(185)	(185)
Additional paid-in capital	403,187	393,230	395,627
Accumulated other comprehensive income	976	75	(225)
Accumulated deficit	(138,309)	(195,290)	(162,480)
Total stockholders’ equity	265,676	197,837	232,744
Total liabilities and stockholders’ equity	$400,461	$301,975	$331,032

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Operating activities:
Net income (loss)	$41,738	$23,048	$24,171	$(12,908)
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Depreciation and amortization	5,749	5,063	16,871	14,510
Deferred income taxes	26	345	238	456
Stock-based compensation expense	2,027	1,640	5,066	4,064
Loss on sale of long-term investments, net of tax	-	-	91	-
Loss on disposal of long-term assets	-	(45)	2	8
Allowance for doubtful accounts	119	(107)	3,371	172
Other changes in operating assets and liabilities:
Accounts receivable, net	(118,335)	(87,704)	(15,493)	21,131
Inventories	(61,856)	(7,815)	(80,149)	(23,006)
Prepaid expenses and other current assets	(133)	1,040	(1,367)	219
Other assets	58	181	(414)	(55)
Accounts payable	49,889	29,780	47,454	26,468
Accrued liabilities	14,117	9,690	(4,805)	(8,410)
Other long-term liabilities	(6,266)	(2,678)	(6,638)	(2,290)
Income taxes payable	35	144	37	206
Net cash provided by (used in) operating activities	(72,832)	(27,418)	(11,565)	20,565
Investing activities:
Purchases of property and equipment	(4,004)	(2,085)	(10,396)	(9,369)
Capitalization of product costs	(1,731)	(1,979)	(5,623)	(6,319)
Sale of investments	-	-	2,500	-
Other	-	-	-	2
Net cash used in investing activities	(5,735)	(4,064)	(13,519)	(15,686)
Financing activities:
Proceeds from stock option exercises and employee stock purchase plans	1,268	105	4,007	2,049
Net cash paid for payroll taxes on restricted stock unit releases	(301)	(107)	(1,513)	(717)
Net cash provided by (used in) financing activities	967	(2)	2,494	1,332
Effect of exchange rate changes on cash	101	(586)	154	(27)
Net change in cash and cash equivalents	(77,499)	(32,070)	(22,436)	6,184
Cash and cash equivalents, beginning of period	126,926	57,733	71,863	19,479
Cash and cash equivalents, end of period	$49,427	$25,663	$49,427	$25,663

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net sales	$193,072	$150,832	$336,562	$244,930
Cost of sales (1)	115,771	89,025	200,974	152,385
Gross profit	77,301	61,807	135,588	92,545

Operating expenses: (2) (3)
Selling, general and administrative	21,257	17,875	65,158	56,012
Research and development	9,164	8,276	26,902	24,648
Advertising	7,179	7,790	13,932	13,617
Depreciation and amortization	2,838	2,917	8,751	8,261
Total operating expenses	40,438	36,858	114,743	102,538
Income (loss) from operations	36,863	24,949	20,845	(9,993)

Other income (expense):
Interest income	37	35	226	104
Interest expense	(49)	(22)	(49)	(102)
Other, net	(898)	(3,632)	(2,014)	(4,475)
Total other income (expense), net	(910)	(3,619)	(1,837)	(4,473)
Income (loss) before income taxes	35,953	21,330	19,008	(14,466)
Benefit for income taxes	(5,785)	(1,718)	(5,163)	(1,558)
Net income (loss )	$41,738	$23,048	$24,171	$(12,908)

(1) Includes depreciation and amortization	2,911	2,146	8,120	6,249

(2) Includes stock-based compensation as follows:
Selling, general and administrative	1,794	1,366	4,438	3,484
Research and development	233	274	628	580

(3) Includes severance costs as follows:
Selling, general and administrative	6	1	266	2,422
Research and development	208	-	208	22

Segment data:
Net sales:
U.S. segment	145,691	115,974	247,050	181,449
International segment	47,381	34,858	89,512	63,481

Income (loss) from operations*:
U.S. segment	24,781	17,956	2,059	(17,760)
International segment	12,082	6,993	18,786	7,767

*	Certain corporate-level operating expenses associated with sales and marketing, product support, human resources, legal, finance, information technology, corporate development, procurement activities, research and development, legal settlements and other corporate costs are charged entirely to our U.S. segment, rather than being allocated between the U.S. and International segments.